EXHIBIT 21.1


                                SUBSIDIARIES OF
                     FROZEN FOOD EXPRESS INDUSTRIES, INC.

                                                            Jurisdiction of
    Name of Subsidiary                                       Incorporation

FFE Transportation Services, Inc.                              Delaware
W & B Refrigeration Service Company                            Delaware
Conwell Corporation                                            Delaware
Lisa Motor Lines, Inc.                                         Delaware
Global Refrigerant Management, Inc. *                          Texas
Global Refrigerant Management, Inc. *                          Delaware
FFE. Inc.                                                      Texas
Conwell Cartage, Inc. *                                        Texas
Frozen Food Express, Inc.                                      Texas
Middleton Transportation Company *                             Texas

Each active subsidiary does business under its corporate name.

* Inactive